Exhibit 99.1

Pattern Energy Publishes White Paper on Renewable Energy Development

SAN FRANCISCO, California, April 27, 2017 - Pattern Energy Group Inc. (NASDAQ and TSX: PEGI) (“Pattern Energy”) today announced it has published a white paper (the “White Paper”) on its website outlining the business model, investment thesis and phases of development.

“We believe that development undertaken with a disciplined, experienced approach offers one of the more attractive risk-reward profiles in the renewable energy value chain,” said Mike Garland, CEO of Pattern Energy. “This White Paper describes: 1) the potential benefits of investing in development activities, 2) the activities involved in the various phases of wind development, along with real examples to help the reader better understand the business, and 3) the methods to more effectively manage capital and project risk. Development is a very exciting area of our industry that is continuing to grow; globally, there are more investments being made in new renewable energy projects than in fossil fuels.”

Any investment by Pattern Energy in Pattern Energy Group 2 LP (“Pattern Development 2.0”) would be subject to approval by Pattern Energy’s Conflicts Committee and Board of Directors.

The White Paper is available on the Events & Presentations page in the Investors section of Pattern Energy’s website at www.patternenergy.com.

About Pattern Energy
Pattern Energy Group Inc. (Pattern Energy) is an independent power company listed on The NASDAQ Global Select Market and Toronto Stock Exchange. Pattern Energy has a portfolio of 18 wind power facilities with a total owned interest of 2,644 MW in the United States, Canada and Chile that use proven, best-in-class technology. Pattern Energy’s wind power facilities generate stable long-term cash flows in attractive markets and provide a solid foundation for the continued growth of the business. For more information, visit www.patternenergy.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information" within the meaning of Canadian securities laws, including statements whether any investment will be made in Pattern Development 2.0 at all, and the risk-reward profile, potential benefits, and returns of any investment in development. These forward-looking statements represent Pattern Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Pattern Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Pattern Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Pattern Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Pattern Energy’s annual report on Form 10-K and any quarterly reports on Form 10-Q. The risk factors and other factors noted therein could cause actual events or Pattern Energy’s actual results to differ materially from those contained in any forward-looking statement.

The content provided in the White Paper is intended solely for general information purposes. The case studies, hypotheticals and other information in the White Paper do not constitute estimates, forecasts or assurances that similar future circumstances will result in similar results. The White Paper in no way constitutes the provision of investment advice. Pattern Energy does not accept liability for direct or indirect losses resulting from using, relying or acting upon information in the White Paper.

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Contacts:

Media Relations	Investor Relations
Matt Dallas	Ross Marshall
917-363-1333	416-526-1563
matt.dallas@patternenergy.com	ross.marshall@loderockadvisors.com